  FOR IMMEDIATE RELEASE

MERRIMAN HOLDINGS HIRES WILLIAM J. FEBBO AS COO

SAN FRANCISCO – January 18, 2012 – Merriman Holdings, Inc. (OTCQX: MERR), today announced that Will Febbo has been hired as chief operating officer of the holding company and broker-dealer, Merriman Capital, Inc., effective January 11, 2012.  Febbo assumes this new officer level position while continuing to serve on the Company’s Board of Directors.

“Will has been a great board member and partner, and recently has been instrumental in the transition to our advisory focused model. As an entrepreneur, he brings a strong financial, operational and strategic skill set to this critical position for us, as well as the perseverance to be successful in the brokerage industry.” said Jon Merriman, CEO of Merriman Holdings, Inc.

Will Febbo has been a director of Merriman Holdings, Inc. since April 2007. In 1999, Febbo founded MedPanel, Inc., an online medical market intelligence firm that was later renamed Panel Intelligence, LLC. From the inception of MedPanel, Febbo has remained CEO of the primary market research provider, overseeing sales, marketing, technology, finance and content development organizations.

Febbo has been Treasurer of the board of the United Nations of Greater Boston since November 2004. Prior to founding MedPanel, Inc., Febbo was Chairman of the board of Pollone, a Brazilian manufacturing venture in the automotive industry, and prior to that he was with Dura Automotive working in business development and international mergers and acquisitions.

Febbo commented: "There has never been a better time to combine creativity and operational excellence in the financial service industry. Having actively worked with Jon Merriman on the board for 5 years, I believe he and his team have the experience, foundation and willingness to build a new model which is profitable, scalable and will help fuel innovation for companies in need of capital."

Merriman Capital, Inc. is an investment banking firm providing equity and options execution services, market making, and differentiated research for high growth companies. We also provide capital raising, advisory, and M&A services. Merriman Capital, Inc. is a wholly owned subsidiary of Merriman Holdings, Inc. (OTCQX: MERR) and is the leading investment banking firm for OTCQX companies. For more information, please go to http://www.merrimanco.com/.

Merriman Capital, Inc. is a registered broker-dealer and member of The Financial Industry Regulatory Authority (FINRA) http://www.finra.org/ and the Securities Investor Protection Corporation (SIPC) http://www.sipc.org/contact.cfm.

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of the Company. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K/A filed on April 28, 2011 and our Form 10-Q filed on November14, 2011. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. The Form 10-K/A filed on April 28, 2011and 10-Q filed on November 14, 2011, together with this press release and the financial information contained herein, are available on our website, www.merrimanco.com. Please click on "Investor Relations."

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At the Company:
Mike Doran
General Counsel
Merriman Holdings, Inc.
(415) 568-3905